SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X] Files by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.             [ ]  Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           UNICO AMERICAN CORPORATION
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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
                           UNICO AMERICAN CORPORATION
                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                             ---------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Friday, June 4, 1999


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Unico American Corporation (the "Company") to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

       1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

       2. To approve the adoption of the 1999 Omnibus Stock Plan, including the reservation of 500,000 shares of common stock covered by such Plan; and

       3. The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 16, 1999, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                  By Order of the Board of Directors,

                                  \s\ Erwin Cheldin
                                  ------------------
                                  Erwin Cheldin
                                  Chairman of the Board, President, and
                                  Chief Executive Officer


                                  Woodland Hills, California
                                  April 19, 1999

                            UNICO AMERICAN CORPORATION

                              ---------------------
                                 PROXY STATEMENT
                              ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 4, 1999

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367 on June 4, 1999, at 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies which are properly completed, signed, and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 16, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 6,224,369 shares of common stock, the only outstanding voting securities of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting, but not for purposes of determining the results of the vote.

Approval of the proposal adopting the 1999 Omnibus Stock Plan requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Abstentions and broker non-votes will not be voted for or against the proposal and thus will have no effect on the outcome of the approval of the proposal.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

In December 1996, the Company changed its fiscal year from a year ending March 31 to a year ending December 31, effective December 31, 1996. As a result of this change, the Company's fiscal year ended December 31, 1996, consists of nine months and all references herein to the fiscal year ended December 31, 1996, are references to such nine-month period. The fiscal years ended December 31, 1998, and December 31, 1997, consist of twelve months.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy card is April 19, 1999.

                             ELECTION OF DIRECTORS

The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is eight (8). There is a vacancy on the Board of Directors and the Board has determined not to nominate any person to fill such vacancy at this time. Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Each nominee is currently a director, having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated) , the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors, provided, however, that the proxies cannot be voted for a greater number of persons than 7. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 16, 1999, for each person named for election as a director, which includes all executive officers of the Company:

                            Present Position
                            with Company or                              First
                            Present Position with Company or            Elected
Name                   Age  Principal Occupation and Prior History      Director
----                   ---  --------------------------------------      --------

Erwin Cheldin          67   President, Chief Executive Officer and        1969
                            Director since 1969. Chairman of the Board since 1987.

Cary L. Cheldin        42   Executive Vice President since 1991.  Vice    1983
                            President 1986 to 1991 and Secretary 1987 to 1991.

Lester A. Aaron, CPA   53   Treasurer and Chief Financial Officer since   1985
                            1985.  Secretary 1991 to 1992.

George C. Gilpatrick   54   Vice President, Management Information        1985
                            Systems, since 1981.  Secretary since 1992.

Roger H. Platten       49    Vice  President  since 1988 and  General     1987
                             Counsel since 1985.

David A. Lewis, CPCU   77    Director.                                    1989
                             Retired insurance  executive with over 40
                             years' insurance experience. The last 27 years were with the Transamerica group of insurance companies.

David E. Driscoll      44    Director.                                    1998
                             Attorney specializing  in property and
                             casualty insurance defense.

Except for Cary Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company is related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board.

During fiscal year ended December 31, 1998, the Company's Board of Directors held one meeting at which all directors were present. Non-management directors receive $1,000 for each board meeting they attend. The Board of Directors has established an Audit Committee presently consisting of Messieurs Lewis, Driscoll and Aaron. The Audit Committee of the Board of Directors is responsible for coordinating matters with the outside independent auditors and reviewing internal and external accounting controls. The Audit Committee held one meeting subsequent to the end of the fiscal year ended December 31, 1998, to discuss accounting and financial statement matters related to the fiscal year ended December 31, 1998. The Board of Directors has also established a Compensation Committee presently consisting of Messieurs Cary Cheldin, Aaron and Driscoll. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 16, 1999, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons set forth below has the sole power to vote and dispose of the shares listed opposite his name.

                                     Amount Beneficially Owned
                                     -------------------------
                                                (1)                        (1)
                                              Options                    Percent
                                Without      Currently                      Of
Name of Beneficial Owner        Options     Exercisable       Total       Class
------------------------        -------     -----------       -----       -----

Certain Beneficial Owners
-------------------------
Erwin Cheldin                  2,266,969              0     2,259,969     36.4%
23251 Mulholland Drive
Woodland Hills, CA 91364

General Re Corporation           432,092 (2)          0       432,092      6.9%
695 East Main Street
Stamford, CT 06904

Dimensional Fund Advisors Inc.   391,000 (3)          0       391,000      6.3%
1299 Ocean Avenue
Santa Monica, CA 90401

FRM Corp.                        386,500 (4)          0       386,500      6.2%
82 Devonshire Street
Boston,  MA 02109

Executive Officers and Directors
--------------------------------
Erwin Cheldin                  2,266,969              0     2,266,969     36.4%
Cary L. Cheldin                  177,596         25,164       202,760      3.2%
Lester A. Aaron                  106,417         78,334       184,751      2.9%
George C. Gilpatrick             107,017         78,333       185,350      2.9%
Roger H. Platten                  99,039              0        99,039      1.6%
David A. Lewis                         0              0             0      0.0%
David E. Driscoll                      0              0             0      0.0%

All executive officers &
directors as a group
(7 persons)                    2,757,038        181,831     2,938,869     45.9%

(1) Includes for each person or group, shares issuable upon exercise of presently exercisable options or options exercisable within 60 days, held by such person or group.

(2) Per Schedule 13G dated April 25, 1997.

(3) Per Schedule 13G dated February 12, 1999.

(4) Per Schedule 13G dated February 1, 1999.   Beneficial ownership  consists of
    sole power to dispose of the shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation
---------------------------------
The following table sets forth information as to executive compensation paid to the chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ended December 31, 1998, the fiscal year ended December 31, 1997, the nine month period ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation
                                           -------------------     All Other
Name and Principal Position      Year        Salary    Bonus    Compensation (1)
---------------------------      ----          ($)       ($)         ($)
                                               ---       ---         ---
Erwin Cheldin                   1998 (2)    431,375     50,000     24,000
 President, Chief Executive     1997 (3)    431,375     50,000     23,625
 Officer and Chairman of the    1996 (4)    323,531     50,000     16,875
 Board

Cary L. Cheldin                 1998 (2)    330,000     65,000     24,000
 Executive Vice President       1997 (3)    205,000     65,000     23,625
                                1996 (4)    153,750     65,000     16,875

Lester A. Aaron                 1998 (2)    160,000     33,000     24,000
 Treasurer and Chief            1997 (3)    160,313     30,000     23,625
 Financial Officer              1996 (4)    128,712     30,000     16,875

George C. Gilpatrick            1998 (2)    159,355     45,000     24,000
 Vice President and Secretary   1997 (3)    159,355     45,000     23,625
                                1996 (4)    119,516     45,000     16,875

Roger H. Platten                1998 (2)    175,000     60,000     24,000
 Vice President                 1997 (3)    175,000     60,000     23,625
                                1996 (4)    131,250     60,000     16,875

(1) Represents amounts contributed or accrued to the person's account under the Company's profit sharing plan, all of which is fully vested. The Company's profit sharing plan has a March 31 fiscal year end. See "Profit Sharing Plan."

(2) Covers the twelve month fiscal year ended December 31, 1998.

(3) Covers the twelve month fiscal year ended December 31, 1997.

(4) Covers the nine month fiscal year ended December 31, 1996.




Option / SAR Grants in Last Fiscal Year
---------------------------------------
No stock options were granted to any executive officer during the fiscal year ended December 31, 1998.


Incentive Stock Option Plan
---------------------------
On March 29, 1985, the Board of Directors unanimously adopted the Unico American Employee Incentive Stock Option Plan (the "1985 Plan"), which was approved by the shareholders of the Company in January 1986. The 1985 Plan provides for the grant of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 to key employees of the Company (including officers, whether or not they are directors of the Company) and its subsidiaries. Directors who are not also employees of the Company are not eligible to participate in the 1985 Plan. The 1985 Plan includes an aggregate of 1,500,000 of the Company's Common Stock. The 1985 Plan expired in March 1995, and as of December 31, 1997, there were no options available for future grant. Under the terms of the Plan, options were required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock on the date the option was granted. In the case of grants of options to employees owning over 10% of the voting stock of the Company, the exercise price was required to be not less than 110% of the fair market value of the Common Stock on the date of grant. The 1985 Plan is administered by the Board of Directors or a committee thereof, which had the authority to determine the optionees, the number of shares to be covered by each option, the time during which each option is exercisable and certain other terms of the options. An option may not be exercised later than 10 years from the date of grant and may sooner expire upon, among other things, the death, disability or other termination of the employment of the optionee by the Company. Options granted to employees owning over 10% of the voting stock of the Company could not be exercised later than 5 years from the date of grant.

The exercise price of all outstanding options is equal to the fair market value of the common stock as of the date of grant of each option.

            AGGREGATED OPTION / SAR EXERCISED IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                                                    Value of Unexercised
                                                                    Number of Securities                in-the Money
                                 Shares                            Underlying Unexercised               Options/SARs
                                Acquired                               Options/SARs                At Fiscal Year End ($) (1)
                                   on             Value             -----------------------        --------------------------
                                Exercise        Realized                  Exercisable/                    Exercisable/
Name                                #              ($)                   Unexercisable                   Unexercisable
----                               ---             ---                   -------------                   -------------

Erwin Cheldin                           0              0                  0             0                  0             0
Cary L. Cheldin                         0              0             25,164             0            201,312             0
Lester A. Aaron                         0              0             78,334             0            628,755             0
George C. Gilpatrick                    0              0             78,333             0            628,747             0
Roger H. Platten                   73,262        803,954                  0             0                  0             0

(1) Difference between fair market value of $11.50 per share, the closing price of the Company's common stock on the National Market System of the NASDAQ
     Stock Market on December 31, 1998, and the exercise price of the options.


Profit Sharing Plan
-------------------
During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants are entitled to receive benefits under the Plan upon the later of the following: the date 60 days after the end of the Plan year in which the participant's retirement occurs or one year and 60 days after the end of the Plan year following the participant's termination with the Company. However, the participant's interest must be distributed in its entirety no later than April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or otherwise in accordance with the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and Insider
Participation in Compensation Decisions
---------------------------------------------
The Compensation Committee consists of the following Company directors: Cary L. Cheldin, Lester A. Aaron and David E. Driscoll. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the fiscal year ended December 31, 1998, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company. Mr. Driscoll is a partner in the law firm of Foster, Driscoll & Reynolds, which has rendered legal services to the Company during the fiscal year ended December 31, 1998,and has been retained to render legal services in the current fiscal year.

Executive Compensation Committee Report
---------------------------------------
The Company's compensation package for executive officers primarily consists of a base salary, an annual incentive bonus, and long-term incentive or non-cash awards in the form of stock options. The executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. The Compensation Committee submits its recommendation to the entire Board of Directors. The philosophy of the Compensation Committee is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers for achieving certain financial results. Base compensation is determined on a calendar year basis and other incentives are determined when deemed appropriate. Bonuses for the fiscal year ended December 31, 1998, the fiscal year ended December 31, 1997, and the nine month fiscal year ended December 31, 1996, were determined as of the calendar year end.

When determining base compensation for the executive officers, the Committee takes into account competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends adjustments to base compensation when it determines that an executive officer's base compensation is not competitive.

When determining bonuses for the executive officers, the Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team, including the chief executive officer, as a group. After the team results are determined, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Committee, include the Company's net income, revenues and expenses.

The Committee's base compensation review determined that the base salary for the chief executive officer was competitive with that of others in the industry. The Committee recommended that the chief executive officer receive no change in base compensation for the calendar years 1997 and 1998.

The Committee's bonus review considered and evaluated the growth in earnings and the growth in revenues since December 31, 1997, and determined that the chief executive officer contributed to this growth and performed well. Although the Company's net earnings increased 13.8% during the fiscal year ended December 31, 1998, when compared to the fiscal year ended December 31, 1997, revenues reflected a decrease of 1.5%. Primarily due to this modest decrease in revenues, the Committee recommended that the chief executive officer's bonus for the fiscal year ended December 31, 1998, should be equal to the amount that was paid to him for the fiscal year ended December 31, 1997. The committee also recommended that the aggregate bonuses paid for the fiscal year ended December 31, 1998, to all other executive officers remain approximately the same as the prior fiscal years'.

Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of the Section 162(m) and the regulations thereunder. For the fiscal year ended December 31, 1998, the Company does not contemplate that there will be nondeductible compensation for the five Company positions in question.

                                               THE COMPENSATION COMMITTEE
                                               OF THE BOARD OF DIRECTORS


                                               Cary L. Cheldin
                                               Lester A. Aaron
                                               David E. Driscoll

Performance Graph
-----------------
The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of equity securities traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and a peer group consisting of all NASDAQ property and casualty companies. The comparison assumes $100.00 was invested on March 31, 1994, in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.


                        3/31/94  3/31/95  3/31/96  12/31/96  12/31/97  12/31/98
                        -------  -------  -------  --------  --------  --------
Unico American Corp.     $100.0   $ 88.2   $122.7    $196.0    $227.8    $209.5
NASDAQ Market Index      $100.0   $111.3   $151.1    $177.5    $217.7    $306.7
Peer Group Index         $100.0   $109.3   $140.1    $155.4    $236.0    $201.4



                              CERTAIN TRANSACTIONS

The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2007. The lease provides for an annual gross rental of $1,025,952. Erwin Cheldin, the Company's president, chairman and principal shareholder, is the owner of the building. On February 22, 1995, the Company signed an extension to the lease with no increase in rent to March 31, 2007. The Company believes that the terms of the lease at inception and at the time the lease extension was signed were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

The Company utilizes for its own operations 100% of the space it leases.

David E. Driscoll, a director of the Company, is an attorney with the law firm of Foster, Driscoll & Reynolds which has provided and continues to provide certain legal services to the Company.

Bernard R. Gans, a director of the Company until June 17, 1998, is an attorney with the law firm of Jeffer, Mangels, Butler & Marmaro LLP which has provided and continues to provide certain legal services to the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.


              PROPOSAL FOR APPROVAL OF THE 1999 OMNIBUS STOCK PLAN

The Board of Directors adopted the 1999 Omnibus Stock Plan on March 15, 1999, for the purpose of attracting and retaining desirable employees, consultants, advisers and directors through the opportunity to acquire stock of the Company and other incentives. At the Annual Meeting, the shareholders will be requested to vote on a proposal approving the 1999 Omnibus Stock Plan. Under Nevada law, the shareholders will be deemed to have approved the Plan if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Description of the Plan
-----------------------
The material features of the Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Plan, a copy of which is attached hereto as Exhibit A.

The Plan covers an aggregate of 500,000 shares of the common stock of the Company. The number of shares covered by the Plan is subject to adjustment in the case of stock dividends, stock splits, reverse stock splits, mergers, recapitalizations and other similar changes in the capitalization of the Company.

The Plan is divided into the following three separate programs, each of which is described in more detail below:

        o the Stock Option Program under which eligible persons may be granted options to purchase shares of common stock;

        o the Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing; and

        o the Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus.

The Plan and each of the programs may be administered by the Board of Directors or any committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets certain other qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors anticipates that it will administer the Plan and all of the programs initially.

Employees, consultants, advisers and directors of the Company are eligible to participate in the Plan. However, only employees are entitled to receive "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program. It is presently intended that participation by employees in the Plan will be limited to employees holding the title of manager and above. As of April 16, 1999 there were approximately 20 persons holding those titles and two non-employee directors who are eligible to participate in the Plan. Grants of stock options, stock appreciation rights and restricted stock under the Plan may be made selectively (and may be made on a non-uniform basis) among the various programs and among the persons eligible to participate in the Plan.

Because the persons to receive grants under the Plan (and the amount and nature thereof) will be determined by the applicable administrator, in its sole discretion, it is not possible to state the names or positions of, or to set forth the grants that may be made to, any of the Company's officers, directors or employees.

Nothing in the Plan or in any agreements which will be issued under the Plan will obligate the Company or its subsidiary corporations to continue to employ or engage any employee, consultant, adviser or director nor limit the Company's right to amend, modify or terminate such person's employment or other arrangement with the Company.

Unless the administrator otherwise determines, in the event of a Change of Control Event, all unvested options, stock appreciation rights and restricted stock issuances under the Plan will immediately become exercisable or vest, as the case may be. The administrator of the applicable program may override the acceleration of those rights either in the agreement setting forth those rights or in connection with, but prior to, the Change of Control Event. In the latter case, if the Change of Control Event is a reorganization, merger or consolidation, the administrator is required to make provision in connection with such transaction for continuance of the Plan and the assumption of, or substitution of new grants for, outstanding options, stock appreciation rights or restricted stock issuances. A "Change of Control Event" occurs if (a) more than twenty percent (20%) of the Company's common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an Employee Benefit Plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any directors who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock of the combined voting power of the Company, the surviving company or the company that purchases the Company's assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more than twenty percent (20%) of such company's common stock or combined voting power.

All outstanding options, stock appreciation rights and/or unvested stock issuances will terminate upon consummation of (a) a dissolution of the Company, or (b) in case no provision has been made for the survival, substitution, exchange or other settlement of any outstanding options, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.

The Plan will terminate by its terms ten (10) years from the date of approval of the Plan by the Board of Directors and any then outstanding options, stock appreciation rights or unvested stock issuances will continue in full force in accordance with the agreements under which those rights were issued. Although the Board of Directors may, at any time, terminate, suspend or modify the Plan, the Board of Directors cannot increase the number of shares covered by the Plan without shareholder approval. No such amendment, suspension or termination may adversely affect any right or obligation under any then outstanding option, stock appreciation right or unvested stock issuance without the consent of the holder thereof.

The Board of Directors may also postpone the exercise or vesting of any option, stock appreciation right or restricted stock issuance for such period of time as may be necessary in order to comply with federal and/or applicable state securities law requirements.

The implementation of the Plan and the programs thereunder are subject to the Company's procurement of all approvals and permits required by regulatory agencies having authority with respect to the Plan and approval of the Plan by the Company's shareholders.

The closing price of the Company's common stock as reported on the NASDAQ Stock Market on April 16, 1999, was $9 9/16.

STOCK OPTION PROGRAM. Under the Stock Option Program, both incentive stock options (that is, options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")) and options which do not qualify as incentive stock options may be granted. The term of an option may not exceed ten (10) years (or five (5) years in the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock of the Company).

The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant. Payment of the purchase price must be made concurrently with the exercise of the option and may be paid, in the discretion of the administrator, in cash, by check or by delivery of a promissory note or previously acquired shares of common stock. In the case of the grant of an incentive option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant. The Plan sets forth the method for determining fair market value.

Options may be subject to vesting as determined by the administrator. Options may not be transferred other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee, unless the administrator otherwise permits.

If a grantee's employment (or if a consultant, adviser or director, his or her arrangement with the Company) terminates by reason of death or disability, the grantee or his or her successor may exercise his or her options to the extent that the options were exercisable at his or her death and within the period set forth in his or her option agreement but not in excess of one year after such termination (unless the option term expires prior to the end of such period). If the grantee's employment terminates for breach of his or her employment agreement or for cause (as determined by the administrator), the grantee's options will terminate immediately upon his or her termination. If the grantee's employment (or arrangement with the Company, as the case may be) is terminated for any other reason, the grantee may exercise his or her options to the extent that they were exercisable upon the date of such termination and within the period specified in the applicable option agreement but not in excess of thirty
(30) days (unless the option term expires prior to the end of that thirty-day period).

Upon exercise of an option which is not an incentive stock option, the grantee will be required to remit when due an amount sufficient to satisfy all applicable withholding taxes. If the administrator permits, the grantee may satisfy the withholding requirements (in whole or in part) with previously acquired shares of common stock or by instructing the Company to withhold a number of shares of common stock to which the grantee otherwise would be entitled upon exercise of the option.

STOCK APPRECIATION PROGRAM. Stock appreciation rights entitle the holder thereof to receive upon exercise of such right, and without payment to the Company (except for applicable withholding taxes), an amount which is not greater than
(a) the fair market value of a share of common stock on the date of exercise of the stock appreciation right over (b) the fair market value of a share of common stock on the date of grant of the stock appreciation right. Fair market value will be determined in the manner set forth in the Plan. The payment may be made in cash or shares of the common stock of the Company (or a combination of cash and stock) as determined by the administrator of the program.

Stock appreciation rights may be granted separately or in tandem with stock options. If a stock appreciation right is granted in tandem with a stock option, the Plan provides that the exercise of the option will cause a proportional reduction in the related stock appreciation right. Conversely, the payment of a stock appreciation right will cause a proportional reduction in the number of shares issuable upon exercise of the related option.

The Company has the right to deduct from any amount payable upon exercise of a stock appreciation right all amounts necessary to satisfy the applicable withholding taxes. Unless the administrator otherwise permits, stock appreciation rights are not transferable other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee.

RESTRICTED STOCK PROGRAM. Under this program, the Company may issue shares of its common stock directly to eligible persons without any intervening option grants and for consideration consisting of cash, an interest-bearing promissory note or past services rendered by the recipient to the Company or its subsidiaries, as the administrator may determine. The per share purchase price for those shares will be determined by the administrator but may not be less than the fair market value per share of the Company's common stock on the date of issue. The program administrator may also impose vesting requirements on such shares.

A recipient of shares under this program will have all the rights of a shareholder upon the issuance of such shares except that the recipient may not dispose of any unvested shares. If the recipient terminates his or her employment or other arrangement with the Company for any reason before his or her shares are fully vested, or if any performance objectives upon which the vesting of the shares are based are not met, then the recipient will be required to surrender to the Company for cancellation all unvested shares. The Company will repay the recipient the cash or cash equivalent consideration paid by the recipient for those unvested shares and will cancel the unpaid principal balance, if any, on any promissory note attributable to the surrendered shares. The administrator has the right, in its sole discretion, to waive the surrender and cancellation of the unvested shares and the waiver may be selective and non-uniform among participants in this program.

The Company may require that, as a condition to the issuance of any shares under this program, the participant remit when due an amount sufficient to satisfy all withholding tax requirements.

Federal Income Tax Consequences
-------------------------------
The following summary description of the federal income tax consequences of the grant and exercise of options, stock appreciation rights and restricted stock issuances made under the Plan is based upon federal tax laws and regulations currently in effect and does not discuss or address any state, local or other tax laws. The federal income tax consequences of an eligible person's participation in any program under the Plan are complex and are subject to change and differ from person to person. Each person should consult with his or her own tax adviser as to his or her own particular situation.

INCENTIVE STOCK OPTIONS. Upon the grant or exercise of an incentive stock option, the grantee thereof will not recognize any income for federal income tax purposes. If a grantee exercises an incentive stock option and retains the shares received for at least two years after the date of grant of such option and at least one year from the date of the option exercise, any gain realized upon the subsequent sale of the shares will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction. If a grantee disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant of such option or within one year after the date of exercise of such option, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the grantee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than 12 months following the exercise of the option.

The exercise of an incentive stock option may subject a grantee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, a grantee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event of a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by a grantee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

OPTIONS OTHER THAN INCENTIVE STOCK OPTIONS. Stock options granted under the stock option program that do not meet the requirements of incentive stock options or expressly state that they are not intended to be treated as incentive stock options will not qualify for any special tax benefits to the grantee thereof. A grantee generally will not recognize any taxable income at the time he is granted a non-incentive option. However, upon exercise of an option, the grantee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the grantee will be subject to income and other employee withholding taxes.

The grantee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-incentive option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a non-incentive option, the difference between the sale price and the grantee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than 12 months at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-incentive option or a sale or disposition of the shares acquired upon the exercise of a non-incentive option. However, upon the exercise of a non-incentive option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a grantee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

STOCK APPRECIATION RIGHTS. The grantee of a stock appreciation right will not be taxed upon the grant of such right, but will realize ordinary income at the time the right is exercised equal to the amount of cash and/or the fair market value of the stock received. The Company will be entitled to a deduction at the time of exercise equal to the income realized by the grantee.

RESTRICTED STOCK ISSUANCES.       As  long  as  restricted  stock  remains  both
nontransferable and subject to a substantial risk of forfeiture, there are generally no tax consequences resulting from the issuance of such restricted stock for either the participant or the Company. At such time as the restricted stock either becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount the recipient paid for it, if any. However, the participant may elect, within 30 days after receipt of the stock issuance grant, to report the excess, if any, of the fair market value of the restricted stock subject to the grant (valued at the date of grant as if it were unrestricted) over the amount paid for it as ordinary income at the time of receipt. The Company will receive a compensation deduction equal to the ordinary income recognized by the participant when so recognized. If such an election is made and the restrictions on the stock fail to lapse for any reason, the participant will not be entitled to a deduction.

When stock that was formerly restricted stock is sold or otherwise disposed of, the tax treatment will depend on whether the participant made the election described in the previous paragraph. If the participant did not make the election, disposition of the stock will result in a long- or short-term capital gain or loss, depending on the length of time from the date the restrictions lapsed to the date of sale or other disposition, in an amount equal to the difference between the amount received on disposition and the greater of the amount the participant paid for the stock or the fair market value of the stock on the date the restrictions lapsed. If the participant made the election, disposition of the stock will result in a long- or short-term capital gain or loss, depending on the length of time from the date of grant of the restricted stock issuance to the date of disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the participant for the restricted stock and the amount recognized by the recipient as ordinary income at the time of the grant.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                             APPOINTMENT OF AUDITORS

The Company has selected KPMG LLP, independent accountants, to continue as the Company's auditors and to audit the books and other records of the Company for the fiscal year ending December 31, 1999. A representative of KPMG LLP, is expected to attend the Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.


                                  OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

                             SHAREHOLDERS' PROPOSALS

Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the Year 2000 Annual Meeting are advised that their proposals must be received by the Company no later than December 20, 1999, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the year 2000 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 5, 2000.


                          ANNUAL REPORT TO SHAREHOLDERS

The Company's 1998 Annual Report on Form 10-K includes financial statements for the fiscal year ended December 31, 1998, the fiscal year ended December 31, 1997, the twelve month period ended December 31, 1996 (unaudited), the nine month fiscal year ended December 31, 1996, and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.

                                          By Order of the Board of Directors,


                                          \s\ Erwin Cheldin
                                          -----------------
                                          Erwin Cheldin
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                                          Woodland Hills, California
                                          April 19, 1999

                                   EXHIBIT "A"


                             1999 OMNIBUS STOCK PLAN
                             -----------------------

                                       OF
                                       --

                           UNICO AMERICAN CORPORATION
                           --------------------------


1.  Purpose
    -------
The purpose of this 1999 Omnibus Stock Plan is to secure for Unico American Corporation (the "Company") the benefits arising from stock ownership by and the grant of incentives to selected employees, consultants, advisers and directors of the Company and its subsidiary corporations who are important to the success and the growth of the business of the Company, and to help the Company and its subsidiary corporations secure and retain the services of such persons.

2.  Definitions
    -----------
"Act" means the Securities Act of 1933, as amended.

"Board" means the Board of Directors of the Company.

"Change of Control Event" means:

      (i) The acquisition by any individual (other than Erwin Cheldin), entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act)(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (except that an acquisition by virtue of the exercise of a conversion privilege shall not be considered within this clause (1) unless the converted security was itself acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation (a "Transaction"), if, following such Transaction, the conditions described in clauses (A) and (B) of subparagraph (iii) below are satisfied;

     (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; provided, however, that any transaction which does not constitute a Change in Control Event by reason of an exception contained in subparagraph (i) above or subparagraphs (iii) or (iv) below, shall not constitute a Change in Control Event by reason of this subparagraph (ii); or

     (iii) Approval by the shareholders of the Company of a Transaction, unless, following such Transaction in each case, (A) more than 80% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Transaction and (B) no Person (excluding the Company, Erwin Cheldin, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Transaction and any Person beneficially owning, immediately prior to such Transaction, directly or indirectly, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; or

     (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, unless such assets are sold to a corporation and following such sale or other disposition, the conditions described in clauses (A) and (B) of subparagraph (iii) above are satisfied with respect to the acquiring corporation.

     "Company" shall have the meaning set forth in Section 1 hereof.

     "Common Stock" means shares of the Company's Common Stock, no par value.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means (i) if the Common Stock is then listed on a national securities exchange, the closing sales price of the Common Stock on the day such value is determined on the principal securities exchange on which such stock is then listed, or if there is no reported sale on that day, the average of the bid and asked quotations on such exchange on that day, or (ii) if the Common Stock is then publicly traded in the National Market System of the NASDAQ Stock Market, the closing sales price of the Common Stock as reported in the National Market System of the NASDAQ Stock Market on the day such value is determined, or if there is no reported sale on that day, the average of the bid and asked quotations on that day, or (iii) if the Common Stock is then publicly traded in the over-the-counter market (other than in the National Market System of the NASDAQ Stock Market), the mean between the closing bid and asked prices of the Common Stock in the over-the-counter market on the day such value is determined or, if no shares were traded that day, on the next preceding day on which there was such a trade, or (iv) if the Common Stock is not then separately quoted or publicly traded, the fair market value on the date such value is to be determined, as determined in good faith by the Plan Administrator.

     "Grantee" means an employee, consultant, adviser or director of the Company or its subsidiary corporations to whom an Option and/or a Stock Appreciation Right is granted.

     "Incentive Stock Option" means an option which is designated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and satisfies the requirements of that Section.

    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

    "Option" means any right to purchase, at a price and for the Term fixed by the Plan Administrator in accordance with the Plan and subject to such other limitations and restrictions as the Plan Administrator may impose, the number of shares of Common Stock specified by the Plan Administrator.

    "Option Agreement" means a written agreement in a form approved by the Plan Administrator to be entered into by the Company and the Grantee with respect to the grant of an Option under the Stock Option Program.

    "Subsidiary"  shall  have  the  definition   of  a  subsidiary   corporation
contained in Section 424 of the Internal Revenue Code.

    "Participant" means an employee, consultant, adviser or director of the Company or its subsidiary corporations who is issued shares of Common Stock under the Restricted Stock Program.

    "Plan" means the 1999 Omnibus Stock Plan of the Company, as set forth in this document, and includes without limitation each of the Stock Option Program, the Stock Appreciation Program and the Restricted Stock Program.

    "Plan Administrator" means the Board or any committee of the Board which is authorized to administer the Stock Option Program, the Stock Appreciation Program and/or the Restricted Stock Program, as applicable, to the extent that such entity is carrying out its administrative functions under those programs. The persons constituting the Plan Administrator for any program may be the same as or different from those persons administering any other program under the Plan.

    "Restricted Stock Agreement" means a written agreement in a form approved by the Plan Administrator to be entered into by the Company and the Participant with respect to the issuance of restricted stock under the Restricted Stock Program.

    "Restricted Stock Program" means the restricted stock issuance program in effect under Section 10 hereof.

    "Spread" means the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise of a Stock Appreciation Right over (b) the Fair Market Value of a share of Common Stock on the date of grant of such Stock Appreciation Right.

    "Stock Appreciation Agreement" means a written agreement in a form approved by the Plan Administrator to be entered into between the Company and a Grantee with respect to the grant of Stock Appreciation Rights under the Stock Appreciation Program, which agreement may (but is not required to be) included in an Option Agreement.

    "Stock Appreciation Program" means the stock appreciation rights program in effect under Section 9 hereof.

    "Stock Appreciation Right" means the right to receive an amount of cash or shares of Common Stock, or a combination of cash and shares of Common Stock, equal to no greater than the Spread.

    "Stock  Option  Program"  means  the stock  option  program in effect  under
Section 8 hereof.

    "Successor" means the legal representative of the estate of a deceased Grantee or Participant or the person or persons who shall acquire the right to exercise an Option or Stock Appreciation Right or to acquire shares, as the case may be, by bequest or inheritance or by reason of the death of the Grantee or the Participant, as the case may be.

    "Term" means the period during which a particular Option may be exercised.

3.  Structure of the Plan
    ---------------------
The Plan shall be divided into three separate programs:

(a) the Stock Option Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Options to purchase shares of Common Stock, which may include Incentive Stock Options;

(b) the Stock Appreciation Program under which eligible persons may, at the discretion of the Plan Administrator, be granted the right to receive a payment (in cash, stock or a combination of the foregoing) on the terms set forth in
Section 9 hereof, which right may (but is not required to be) granted in tandem with an Option; and

(c) the Restricted Stock Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of the Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company (or its subsidiary corporations).

4.  Effective Date of Plan
    ----------------------
The Plan shall become effective on the date it is adopted by the Board, subject, however, to its approval by the shareholders of the Company within twelve months of such effective date. If such shareholder approval is not obtained within twelve months of the effective date, then any unexercised Options and Stock Appreciation Rights granted prior to the expiration of such twelve-month period shall terminate and cease to be outstanding and the Company will promptly refund to the Grantees and the Participants the exercise or purchase price paid for any shares acquired under the Plan during such twelve-month period, together with interest at the applicable short-term federal rate, from the date the exercise price or purchase price for such shares was paid, and such shares (and all outstanding rights to acquire any additional shares under the Plan) shall thereupon, without further action, automatically be cancelled and cease to be outstanding.

5.  Administration of the Plan
    --------------------------
(a) The Plan and/or the programs thereunder may be administered by the Board or by a committee of the Board. Any committee of the Board shall consist of not less than two (2) directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. Any committee shall serve at the pleasure of the Board. If no committee is constituted, the Plan and/or the programs thereunder shall be administered by the Board.

(b) Any committee, if one be designated or constituted, shall adopt such rules of procedure as it may deem proper; provided, however, that it may only take action upon the agreement of a majority of the whole committee. Any action which the Board or any committee shall take through a written instrument signed by a majority of its members shall be as effective as though taken at a meeting duly called and held.

(c) The Board shall have the ultimate power and authority to interpret the Plan. To the extent the Board delegates to a committee of the Board authority to administer the Stock Option Program, the Stock Appreciation Program and/or the Restricted Stock Program, the Plan Administrator for such program shall have the authority to interpret the Stock Option Program, the Stock Appreciation Program and/or the Restricted Stock Program, as applicable. Subject to the provisions of the Plan, the Plan Administrator of each program shall have plenary authority with respect to that program, including without limitation the authority to determine when and to whom Options, rights or stock issuances shall be granted, the number of shares subject to each Option, right or stock issuance, the method and medium of payment, the vesting schedule and terms and conditions of each Option, right or stock issuance.

(d) Determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options, Stock Appreciation Rights or stock issuances under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, as to any program under the Plan, the Plan Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements, Stock Appreciation Agreements or Restricted Stock Agreements, as the case may be, as to the persons to receive Options, Stock Appreciation Rights or stock issuances under the Plan.

6.  Number and Source of Shares Subject to the Plan
    -----------------------------------------------
(a) The stock issuable under the Plan shall be shares of authorized and unissued Common Stock which are not reserved for some other purpose. The maximum number of shares of Common Stock which may be issued under the Plan and/or upon which Stock Appreciation Rights may be based shall not exceed 500,000 shares (subject to adjustment as provided in Section 12 hereof).

(b) Shares of Common Stock as to which Options previously granted shall for any reason lapse or upon which Stock Appreciation Rights have been granted but which have terminated unexercised shall be restored to the total number of shares available under the Plan. Unvested shares issued under the Restricted Stock Program which are surrendered to the Company for cancellation pursuant to the Company's rights under the Plan, shall also be restored to the total number available under the Plan. If the exercise price under an outstanding Option is paid, in whole or in part, with shares of Common Stock, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised and not by the net number of shares of Common Stock actually issued to the Grantee.

7.  Eligibility Under the Plan
    --------------------------
(a) The persons eligible to participate in the Plan are employees, consultants, advisers and directors (whether or not employees) of the Company or one or more of its subsidiary corporations. Eligibility shall be determined by the Plan Administrator (subject to Section 7(b) below), and such determination shall be final and conclusive upon all persons.

(b) As to the Stock Option Program, employees are eligible to receive either or both Incentive Stock Options and Options other than Incentive Stock Options. Directors, consultants and/or advisers who are not also employees or officers of the Company or one or more of its subsidiary corporations shall not be eligible to receive Incentive Stock Options under the Stock Option Program. A Grantee who owns (as determined in accordance with Section 422(b)(6) of the Internal Revenue
Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or one or more of its subsidiary corporations may only be granted an Incentive Stock Option under the Stock
Option Program if at the time such Incentive Stock Option is granted the Incentive Stock Option price is at least one hundred ten percent (110%) of the Fair Market Value of the shares subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its subsidiary corporations, if any) exceeds such amount as the Internal Revenue Code shall then specify, if any, such Options shall be treated as Options which are not Incentive Stock Options.

8. Stock Option  Program
   ---------------------
(a) GENERAL.  Each  Option  shall be  evidenced  by an  Option
Agreement in a form approved by the Plan Administrator; provided, however, that each Option Agreement shall comply with the terms specified below and shall indicate therein whether the Option evidenced thereby is intended to be an Incentive Stock Option or an Option not intended to by an Incentive Stock Option. The Option Agreement may (but is not required to) include therein Stock Appreciation Rights. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

(b) DATE OF GRANT. The date of grant of an Option shall be the date specified by the Plan Administrator which date shall not be earlier than the date the Plan Administrator's action is final.

(c) EXERCISE OF OPTIONS.
     (i) The exercise price per share to be paid by the Grantee to the Company upon exercise of an Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. The aggregate Option price shall be paid at the time of the exercise of the Option in full in cash, electronic funds transfer or by check made payable to the Company or, if permissible under applicable state law and in the discretion of the Plan Administrator, in installments or in part by a promissory note or notes of the Grantee bearing interest at such rate or rates as may be determined by the Plan Administrator. In the sole discretion of the Plan Administrator, payment of the aggregate Option price also may be made in whole or in part by delivery of shares of previously acquired Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and having a Fair Market Value (determined as of the date such Option was exercised) equal to all or part of the aggregate Option price and, if and to the extent permissible and applicable, cash, electronic funds transfer or a check or note payable to the Company for any remaining portion of the aggregate Option price.

     (ii) In connection with the exercise of an Option, the Company shall be entitled to require as a condition of delivery of the shares issuable upon exercise thereof that the Grantee remit or, in appropriate cases agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax requirements and any federal social security or other federal or state employment tax or other tax requirements relating thereto. If permitted by the Plan Administrator in its sole discretion, the Grantee may satisfy, in whole or in part, the foregoing withholding requirement by (A) delivery of shares of previously acquired Common Stock, and/or (B) instructing the Company to reduce the number of shares of Common Stock to be delivered upon exercise of the Option by a number of shares, having, in either case, a Fair Market Value (determined as of the date such Option was exercised) equal to all or part of the aggregate withholding taxes and, if permissible and applicable, cash or a check payable to the Company for any remaining portion of the aggregate withholding taxes.

     (iii) If requested by the Plan Administrator, prior to the acceptance of shares of Common Stock from the Grantee as provided in subparagraph (i) or (ii) of this Section 8(c), the Grantee shall supply the Plan Administrator with written representations and warranties as to title thereto, including without limitation, a representation and warranty that the Grantee has good and marketable title to such shares free and clear of liens, encumbrances and any other third-party or community property interests (or a spousal consent to the use of such shares in the manner described in said subparagraphs (i) or (ii)).

     (iv) The Plan Administrator, in its sole discretion, may permit a Grantee to elect to pay the Option price upon exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of such Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Option price and any tax withholding resulting from such exercise.

     (v) Each Option granted under the Stock Option Program shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Plan Administrator shall specify in the Option Agreement except that no Option granted hereunder shall be for a Term exceeding ten (10) years (or five (5) years as provided in Section 7(b) hereof). Options shall be exercised by delivering or mailing to the Company, Attention: Corporate
Secretary:

         (A) a notice, in the form prescribed by the Plan Administrator, specifying the number of shares to be purchased;
         (B) the total consideration therefor, as specified in the Option Agreement relating thereto; and
         (C) if required, the representation and agreement referred to in clause
         (iii)(A) of the first sentence of Section 15(b) hereof.

     (vi) Upon receipt of such notice and payment, the Company shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

(d) TRANSFERABILITY. Unless the Plan Administrator, in its sole discretion, permits otherwise, all Options granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. Upon the exercise of an Option by the Grantee, the share certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

(e) ADDITIONAL PROVISIONS. An Option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator and any Option intended to be an Incentive Stock Option shall include such provisions and conditions as may be necessary to qualify the Option as an Incentive Stock Option.

(f) EFFECT OF TERMINATION OF EMPLOYMENT. The unexercised portion of any Option granted under the Stock Option Program shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (i) The expiration of not more than ten years from the date on which such Option was granted;

     (ii) The expiration of thirty days (or such shorter period as may be determined by the Plan Administrator upon the granting of an Option) from the date of termination (other than a termination described in Section 8(f)(iv) below or on account of death) of the Grantee's employment with the Company or its subsidiary corporations (or, in the case of a director, consultant or adviser who is not an employee, from the date of termination of the Grantee's directorship or consulting or advising arrangement, as the case may be), provided that if the Grantee shall die during such thirty day (or shorter) period, the provisions of Section 8(f)(iii) below shall apply;

     (iii) The expiration of one year (or such shorter period as may be determined by the Plan Administrator upon the granting of an Option) following the date of the Grantee's death, if such death occurs during his or her employment with the Company or its subsidiary corporations (or, in the case of a director, consultant or adviser who is not an employee, during the term of his or her directorship or consulting or advising arrangement, as the case may be);

     (iv) The expiration of one year (or such shorter period as may be determined by the Plan Administrator upon the granting of an Option) from the date of termination of the Grantee's employment with the Company or its subsidiary corporations (or, in the case of a director, consultant or adviser who is not an employee, from the date of termination of the Grantee's directorship or consulting or advising arrangement, as the case may be), if such termination is attributable to a disability of the Grantee within the meaning of
Section 22(e)(3) of the Internal Revenue Code. The Plan Administrator shall have the right to determine whether the Grantee's termination is attributable to a disability of the Grantee within the meaning of Section 22(e)(3) of the Internal Revenue Code, such determination of the Plan Administrator to be final and conclusive.

     (v) Unless otherwise determined by the Plan Administrator upon the granting thereof, the date of termination of the Grantee's employment with the Company or its subsidiary corporations, if such termination constitutes or is attributable to a breach by the Grantee of an employment agreement with the Company or its subsidiary corporations or if the Grantee is discharged for cause (the Plan Administrator shall have the right to determine whether the Grantee has been discharged for cause and the date of such discharge, such determination of the Plan Administrator to be final and conclusive); and

     (vi) The expiration of such period of time or the occurrence of such event as the Plan Administrator in its sole discretion may provide upon the granting thereof.

(g) SHAREHOLDER RIGHTS.    No person shall have any rights of a  shareholder  by
virtue of a grant of an Option except with respect to shares actually issued to that person upon the exercise thereof.

9.  Stock Appreciation Program
    --------------------------
(a) GENERAL. The Plan Administrator may grant Stock Appreciation Rights to eligible persons, which may or may not be granted in tandem with Options that have been or are granted under the Plan as the Plan Administrator so directs. A Stock Appreciation Right shall be evidenced by a Stock Appreciation Agreement in a form approved by the Plan Administrator (which may but is not required to be included in an Option Agreement) provided, however, that each Stock Appreciation Agreement shall comply with the terms below.

(b) GRANT OF STOCK APPRECIATION RIGHTS. The date of grant of a Stock Appreciation Right shall be the date specified by the Plan Administrator, which date shall be not earlier than the date the Plan Administrator's action is final. Except as permitted under Section 9(c) below, the Plan Administrator shall, at the time of granting a Stock Appreciation Right, specify such conditions and limitations to the Stock Appreciation Right as it shall deem advisable, including, but not limited to (i) the number of Stock Appreciation Rights so granted, (ii) the time within which and the extent to which such Stock Appreciation Right shall be exercisable, (iii) the event or events upon which such Stock Appreciation Rights shall terminate and (iv) the maximum amount of appreciation to be recognized with regard to such Stock Appreciation Right (but in no event shall such appreciation exceed the Spread).

(c) TANDEM STOCK APPRECIATION RIGHTS. A Stock Appreciation Right associated with an Option may be granted either at the time the Option is granted or by amending the Option Agreement at any time thereafter prior to the end of the Term of the associated Option. If Stock Appreciation Rights are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in the Stock Appreciation Rights standing to a Grantee's credit which were granted in tandem with the Option; and the payment of Stock Appreciation Rights shall cause a proportional reduction in the number of shares issuable upon exercise of such Option. If Stock Appreciation Rights are granted in tandem with an Incentive Stock Option, such Stock Appreciation Rights shall have such terms and conditions as shall be required for the Incentive Stock Option to qualify under the Internal Revenue Code as an Incentive Stock Option.

(d) EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be exercised by delivering or mailing to the Company, Attention: Corporate Secretary, a written notice in the form prescribed by the Plan Administrator specifying the number of Stock Appreciation Rights being exercised. The date of exercise shall be the date upon which such notice is received in the office of the Corporate Secretary. Upon the exercise of a Stock Appreciation Right, the payment to be made to the Grantee may be in cash, or in shares of Common Stock valued at their Fair Market Value on the date of exercise, or partly in cash and partly in shares of Common Stock, as determined by the Plan Administrator. Such payment shall be made to the Grantee within thirty days of the exercise of such Stock Appreciation Right. The Company shall have the right to deduct from all amounts payable upon exercise of a Stock Appreciation Right any federal, state and local taxes required by law to be withheld with respect to such payment.

(e) TRANSFERABILITY. Unless the Plan Administrator, in its sole discretion, permits otherwise, all Stock Appreciation Rights granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee.

10.  Restricted Stock Program
     ------------------------
(a) GENERAL. Shares of Common Stock may be issued under the Restricted Stock Program through direct and immediate issuances by the Plan Administrator without any intervening option grants. Each such stock issuance shall be evidenced by a Restricted Stock Agreement which complies with the terms specified below.

(b) PURCHASE PRICE. The purchase price per share for any shares issued under the Restricted Stock Program shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issue date and the aggregate purchase price shall be paid in full upon issuance of the applicable shares. Shares of Common Stock may be issued under the Restricted Stock Program for any of the following items of consideration which the Plan Administrator in its sole discretion may deem appropriate in each individual instance:

     (i)  cash, electronic funds transfer or check made payable to the Company;

     (ii) if permissible under applicable state law, a promissory note or notes of the Participant bearing interest at such rate or rates as may be determined by the Plan Administrator; or

     (iii)  past   services   rendered  to  the   Company  (or  its   subsidiary
corporations).

(c) VESTING. Shares of Common Stock issued under the Restricted Stock Program may, in the sole discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over such period of time or upon the attainment of specified performance objectives.

(d) SHAREHOLDER RIGHTS; TRANSFERABILITY. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Restricted Stock Program, whether or not the Participant's interest in those shares is vested, including without limitation the right to vote such shares and to receive any and all dividends paid on such shares; provided, however, that the Participant shall not have the right to sell, transfer, assign, give, pledge, hypothecate or otherwise dispose of any shares issued under the Restricted Stock Program in which the Participant's interest is not then vested.

(e)  EFFECT OF TERMINATION OF EMPLOYMENT OR FAILURE TO OBTAIN OBJECTIVES.

     (i) Upon the termination of the Participant's employment with the Company or its subsidiary corporations (or in the case of a director, consultant or adviser, who is not an employee, upon termination of the Participant's directorship, consulting or advising arrangement, as the case may be), for any reason or if specified performance objectives upon which the stock issuance is conditioned are not met, then any and all unvested shares of Common Stock issued under the Restricted Stock Program (and any and all shares or other securities attributable thereto issued to the Participant with respect to such unvested shares, including without limitation shares or other securities issued as dividends, in exchange for any of such unvested shares or upon any split of the capital stock of the Company) shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those shares or securities. Upon such surrender, the Company shall repay to the Participant the cash or cash equivalent consideration paid by such Participant for the surrendered shares or securities and the Company shall cancel the unpaid principal balance of any outstanding promissory note of the Participant attributable to such surrendered shares.

     (ii) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (and/or such other shares or securities as may be attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock (and/or such other shares or securities as may be attributable thereto) as to which the waiver applies. Such waiver may be selective and non-uniform among Participants and may be effected at any time, whether before or after the termination of a Participant's employment, directorship or consulting or advising arrangement, as the case may be, or the attainment or non-attainment of the applicable performance objectives.

(f) ESCROW LEGENDS. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Company until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

(g) WITHHOLDING. The Company shall be entitled to require as a condition to the issuance of any shares under the Restricted Stock Program that the Participant remit, or in appropriate cases agree to remit when due, an amount sufficient to satisfy all current or estimated federal, state and local withholding tax requirements and any federal social security or other federal or state employment tax or other tax requirements relating thereto.

11.  Right to Terminate Employment
     -----------------------------
Nothing contained in the Plan or in any Option or Stock Appreciation Right granted pursuant to the Plan or in any Restricted Stock Agreement shall obligate the Company or its subsidiary corporations to continue to employ or engage any employee, consultant, adviser or director in such or in any other capacity with the Company, nor confer upon any employee, consultant, adviser or director any right to continue in the employ or as a consultant, adviser or director of or in any other capacity with the Company or its subsidiary corporations nor limit in any way the right of the Company or its subsidiary corporations to amend, modify or terminate any person's compensation, employment, directorship or consulting or advising agreement at any time.

12.  Adjustments
     -----------
In the event that the shares of Common Stock subject to the Plan shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of a Transaction, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased solely through the payment of a stock dividend, then appropriate and proportionate adjustments to reflect the foregoing events shall be made to the maximum number and/or kind of securities issuable under the Plan and to the number and/or kind of securities and exercise price per share in effect under the outstanding Options and/or Stock Appreciation Rights. In the event there shall be any other change in the number or kind of the outstanding shares of stock of the Company subject to the Plan, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, then if the Board, in its sole discretion, determines that such change equitably requires an adjustment in any Option and/or Stock Appreciation Right theretofore granted or which may be granted under the Plan or the terms, such adjustments shall be made in accordance with such determination.

Fractional  shares  resulting  from any  adjustment in Options  pursuant to this
Section 12 shall be eliminated. Notice of any adjustment shall be given by the Company to each holder of an Option and/or Stock Appreciation Right which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be final and conclusive for all purposes of the Plan.

13.  Acceleration of Awards Upon Change in Control
     ---------------------------------------------
(a) As to any or all Grantees and Participants, upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable and (ii) all unvested shares issued under the Restricted Stock Program shall immediately vest free of restrictions; provided, however, that in no event shall any Option, Stock Appreciation Right or unvested shares issued under the Restricted Stock Program be accelerated as to any person subject to Section 16(a) of the Exchange Act to a date less than six months after the grant or issuance thereof unless the grant or issuance thereof was exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d)(1) or
(2) promulgated thereunder. Notwithstanding the foregoing, prior to a Change of Control Event, the applicable Plan Administrator may determine that, upon its occurrence, there shall be no acceleration of benefits under any one or more of the foregoing, and/or determine that only certain or limited benefits under any one or more of the foregoing shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such transaction for such acceleration. In that event, the Plan Administrator will make provision in connection with such transaction for continuance of the Plan and the assumption of Options, Stock Appreciation Rights and/or Restricted Stock Agreements (and/or unvested shares) theretofore granted, delivered or issued, or the substitution for such with new Options, Stock Appreciation Rights and/or Restricted Stock Agreements (and/or unvested shares) covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. In addition, the Plan Administrator may override the limitations on acceleration in this Section 13 by express provision in a Stock Option Agreement, Stock Appreciation Agreement or Restricted Stock Agreement and may accord any Grantee or Participant a right to refuse any acceleration, whether pursuant to such agreement or otherwise, in such circumstances as the Plan Administrator may approve. Any acceleration of the foregoing shall comply with applicable regulatory requirements including without limitation Section 422 of the Internal Revenue Code.

(b) If any Option, Stock Appreciation Right or right to acquire shares of Common Stock under this Plan has not been exercised or has not vested prior to (i) a dissolution of the Company, (ii) a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving corporation immediately thereafter or (iii) consummation of a sale of all or substantially all of the assets and business of the Company to another corporation and in the case of clauses (ii) or (iii) no provision has been made for the survival, substitution, exchange or other settlement of such Option, Stock Appreciation Right and/or right, such Option, Stock Appreciation Right and/or right shall thereupon terminate.

14.  Proceeds from Sale of Shares
     ----------------------------
Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

15.  Termination, Suspension or Modification of Plan
     -----------------------------------------------
(a) The Plan shall terminate ten (10) years from the date on which it is adopted by the Board. All Options, Stock Appreciation Rights and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options, rights or stock issuances.

(b) The Board may postpone any exercise of an Option, a Stock Appreciation Right or the vesting of any stock issuance for such time as the Board in its discretion may deem necessary or condition the exercise thereof in such manner as the Board may determine in order to permit the Company with reasonable diligence (i) to effect or maintain the listing of such shares on any securities exchanges, or (ii) to effect or maintain registration or qualification under the Act, or any applicable state statute, of the Plan or the shares issuable hereunder, or (iii) to determine in its sole discretion that the Plan and issuance of such shares are exempt from registration or qualification and in connection therewith to require (A) as a condition of the issuance of shares hereunder that the Grantee or the Participant, as applicable, represent and agree in a form prescribed by the Company that such person is acquiring shares of Common Stock for investment and without a view to the distribution or resale thereof in violation of the Act and any applicable state securities law and (B) that the certificates evidencing such shares bear a legend setting forth such representation. The Company shall not be obligated by virtue of any Option Agreement, Stock Appreciation Agreement, Restricted Stock Agreement or any provision of the Plan to recognize the exercise of an Option or a Stock Appreciation Right or to sell or issue shares in violation of the Act or of the law of any state having jurisdiction thereof. Any such postponement shall not extend the Term of an Option or Stock Appreciation Right; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Option or Stock Appreciation Right, or to the Grantee's Successor, with respect to any shares as to which the Option shall lapse because of such postponement.

(c) The Board may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the shares entitled to vote with respect thereto, increase the aggregate number of shares covered by the Plan (other than through adjustment for changes in capitalization as hereinabove provided). No termination, suspension, or modification of the Plan shall adversely affect any right or obligation with respect to Options, Stock Appreciation Rights or unvested stock issuances at the time outstanding under the Plan unless the Grantee or the Participant (or his or her Successor) consents to such amendment or modification; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 12 shall not adversely affect any such right. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations. Subject to the foregoing provisions of this Section 15, the Board expressly reserves the right, in its sole determination, to amend or modify the terms and provisions of the Plan and of any outstanding Options thereunder to the extent necessary to qualify any or all Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded employee stock options under the Internal Revenue Code or any amendment thereto or other statutes or regulations which become effective after the effective date of the Plan.

16.  Regulatory Approvals
     --------------------
The implementation of the Plan, the granting of any Options under the Stock Option Program, the granting of any Stock Appreciation Right under the Stock Appreciation Program and the issuance of any shares of Common Stock (i) upon the exercise of any Option or Stock Appreciation Right or (ii) under the Restricted Stock Program shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options and/or Stock Appreciation Rights granted under it and the shares of Common Stock issued pursuant to the foregoing and/or the Restricted Stock Program.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and ROGER H. PLATTEN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills,
California 91367, on June 4, 1999, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.


1 ELECTION OF DIRECTORS  [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY
                             (except as marked to the       to vote all nominees
                             contrary below)                listed below

     ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK
              ROGER H. PLATTEN, DAVID E. DRISCOLL, DAVID A. LEWIS

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2.  [ ] FOR      [ ] AGAINST    [ ] ABSTAIN ADOPTION OF 1999 OMNIBUS STOCK PLAN.

3.  IN ACCORDANCE  WITH THEIR BEST JUDGMENT,  with respect to any other matters
    which  may  properly  come  before  the  meeting  and  any  adjournment   or
    adjournments thereof.

                     Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                         DATED:_________________________________________,  1999.


                         -------------------------------------------------------
                                                                     (Signature)


                         -------------------------------------------------------
                                                     (Signature if jointly held)

                         Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

                     PLEASE COMPLETE, SIGN, AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.